CONSENT  OF  THE  INDEPENDENT  AUDITOR

As  the  independent  auditor  for  Powin, Inc., we hereby consent to the incorporation by reference in this Form S-1 Statement of our report, relating to the  audited  financial  statements of Powin, Inc. as of December 31, 2008 and 2007 and the related statement of operations, stockholders’ equity and cash flow for the years ended December 31, 2008 and 2007.  My audit report is dated June 17, 2009.

/s/Hawkins Accounting

Los Angeles, California

July 27, 2009

5777 W. Century Blvd Suite 1500 Los Angeles, CA 90045

(310) 553-5707, Fax (310) 553-5337 hawkinsaccounting@cpahawkins.com

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